RRBB

Rosenberg Rich Baker Berman & Company
A Professional Association of Certified Public Accountants
265 Davidson Avenue, Suite 210, Somerset, NJ 08873-4120
P: 908-231-1000 F: 908-231-6894 www.rrbb.com

Carl S. Schwartz, CPA*
David N. Roth, CPA
Steven J. Truppo, CPA
Leonard M. Friedman, CPA◆■
Gary A. Sherman, CPA
Robert S. Quick, CPA
Pamela Bezner Ali, CPA
Marsha L. Baldinger, CPA●■
Howard B. Condo, CPA

Alvin P. Levine, CPA
Daniel M. Brooks, CPA

◆Accredited in Business Valuation
■Certified Business Appraiser
●Certified Financial Planner®
*Registered Investment Adviser

Other Office:

111 Dunnell Road, Suite 100
Maplewood, NJ 07040
973-763-6363
973-763-4430 FAX

CONSENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Amendment No. 4 to Form S-1 of our report dated April 15, 2010, except for note 4 as to which the date is July 6, 2010, relating to the consolidated financial statement of American Scientific Resources, Incorporated, and to the reference to our Firm under the caption "Experts" in the Prospectus.

Rosenberg Rich Baker Berman & Company

Somerset, New Jersey
September 16, 2010